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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1999, on the December 31, 1998 financial statements of The Pillar Funds, included in the previously filed Form N-30D dated February 26, 1999, and to all references to our firm included in or made part of this Post-Effective Amendment No. 20 to the Registration Statement File No. 33-44712.

                                                        /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
     April 29, 1999